Exhibit 15.1

PricewaterhouseCoopers LLP Suite 1600 Ten Almaden Blvd. San Jose CA 95113 Telephone (408) 817 3700 Facsimile (408) 817 5050 www.pwc.com

August 13, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 11, 2009 on our review of interim financial information of Varian Medical Systems, Inc. for the three and nine month periods ended July 3, 2009 and June 27, 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended July 3, 2009 is incorporated by reference in its Registration Statement on Form S-8 dated August 12, 2009.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP